/Letterhead/
                           Schvaneveldt & Company
                          Certified Public Company
                        275 East South Temple, #300
                         Salt Lake City, Utah 84111
                             801-521-2392 phone


Darrell T. Schvaneveldt, C.P.A.


                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




     I consent to the use, of our report dated December 16, 1997, on the financial statements, dated November 6, 1997, included herein and to the reference made to me.



/S/ Darrell T. Schvaneveldt
Salt Lake City, Utah
March 5, 1998



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